Sub-Item 77Q1(a): Copies of Material Amendments to the Trusts Declaration of Trust or By-laws

Amendment No. 69 dated December 13, 2012 to the Agreement and Declaration of Trust dated January 28, 1997 is incorporated herein by reference to Exhibit (a)(70) to Post-Effective Amendment No. 346 to the Registrants
 Registration Statement on Form N-1A filed with the Securities and Exchange Commission on January 28, 2013
(Accession No. 0001193125-13-026214).

Amendment No. 70 dated February 12, 2013 to the Agreement and Declaration of
 Trust dated January 28, 1997 is
incorporated herein by reference to Exhibit (a)(71) to Post-Effective Amendment No. 348 to the Registrants
Registration Statement on Form N-1A filed with the Securities and Exchange Commission on February 28, 2013
(Accession No. 0001193125-13-083773).